SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

CYBER APPS WORLD INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-50693	90-0314205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9436 W. Lake Mead Blvd., Ste. 5-53

Las Vegas NV 89134-8340

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (702) 805-0632

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On March 29, 2021, we completed a securities purchase agreement dated March 25, 2021 (“SPA”) with Geneva Roth Remark Holdings, Inc. (“Geneva Roth”) whereby the Company issued a convertible promissory note in the principal amount of $38,000 (the “Note”) to Geneva Roth. The Company has received net proceeds of $35,000 in cash from Geneva Roth. Interest accrues on the outstanding principal amount of the Note at the rate of 10% per year. The Note is due and payable on March 25, 2022. The Note is convertible into common stock at any time 180 days after the issue date at 61% multiplied by the lowest trading price during the twenty trading days prior to the conversion date. Geneva Roth does not have the right to convert the Note to the extent that it would beneficially own in excess of 4.99% of our outstanding common stock. The Company shall have the right, exercisable on not more than three trading days’ notice to Geneva Roth, to prepay the outstanding balance on this Note for 130% of all unpaid principal and interest if paid within 180 days of the issue date.

The foregoing descriptions are qualified in their entirety by reference to the convertible notes, which are filed as exhibits to this current report and are incorporated herein by reference.

We completed this offering pursuant to Rule 506 of Regulation D of the Securities Act.

Regulation D and Rule 506 Compliance

No advertising or general solicitation was employed in offering the securities. The offer and sales were made to an accredited investor and we have restricted transfer of the securities in accordance with the requirements of the Securities Act of 1933, as amended.

Pursuant to the limitations on resale contained in Regulation D, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of the purchaser the following: (1) that the purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that the purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

Item 8.01 Other Events

Pursuant to a convertible promissory note dated September 14, 2020 that we executed in favor of EMA Financial, LLC (“EMA”) in connection with a $60,000 loan it advanced to us (the “Note”), we had the option to repay the loan amount, as well as accrued interest at a rate of 12% and a prepayment premium of up to 30%. Prior to the prepayment deadline under the Note, EMA asserted that it was entitled to increase the prepayment premium to 45% based on a “most favored nations” clause contained in the Securities Purchase Agreement relating to the Note. We dispute EMA’s ability to increase the prepayment premium and intend to commence legal proceedings for a declaration that EMA is not entitled to increase the prepayment premium.

On March 31, 2021, pursuant to two convertible promissory notes that we executed in favor of Geneva Roth Remark Holdings, Inc. dated March 4 and March 25, 2021 respectively, our transfer agent has increased the aggregate number of shares reserved for issuance on the conversion of these notes to 10,646,153. This change in shares reserved represents an increase of 4,197,630 shares and is a result of the recent decrease in our share price.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Convertible Promissory Note executed by Cyber Apps World Inc. dated for reference March 25, 2021

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyber Apps World Inc.

Date: April 1, 2021	By:	/s/ Mohammed Irfan Rafimiya Kazi
Mohammed Irfan Rafimiya Kazi, President

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